Exhibit 10.14

















            SAVINGS PLAN BENEFIT RESTORATION PLAN FOR EMPLOYEES

                                    OF

                         TREDEGAR INDUSTRIES, INC.


























                         Effective October 1, 1993

INTRODUCTION

ARTICLE I

DEFINITIONS

     1.01.     Account. . . . . . . . . . . . . . . . . . . . . . . . . I-1
     1.02.     Affiliate. . . . . . . . . . . . . . . . . . . . . . . . I-1
     1.03.     Alternate Payee. . . . . . . . . . . . . . . . . . . . . I-1
     1.04.     Beneficiary. . . . . . . . . . . . . . . . . . . . . . . I-1
     1.05.     Board of Directors . . . . . . . . . . . . . . . . . . . I-2
     1.06.     Code . . . . . . . . . . . . . . . . . . . . . . . . . . I-2
     1.07.     Committee. . . . . . . . . . . . . . . . . . . . . . . . I-2
     1.08.     Company. . . . . . . . . . . . . . . . . . . . . . . . . I-2
     1.9.      Company Contribution . . . . . . . . . . . . . . . . . . I-2
     1.10.     Earnings . . . . . . . . . . . . . . . . . . . . . . . . I-2
     1.11.     Employee . . . . . . . . . . . . . . . . . . . . . . . . I-2
     1.12.     ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . I-3
     1.13.     Family Member. . . . . . . . . . . . . . . . . . . . . . I-3
     1.14.     Highly Compensated . . . . . . . . . . . . . . . . . . . I-3
     1.15.     Matching Contribution. . . . . . . . . . . . . . . . . . I-4
     1.17.     Member . . . . . . . . . . . . . . . . . . . . . . . . . I-4
     1.18.     Payroll Period . . . . . . . . . . . . . . . . . . . . . I-4
     1.19.     Permanent and Total Disability . . . . . . . . . . . . . I-4
     1.20.     Plan . . . . . . . . . . . . . . . . . . . . . . . . . . I-4
     1.21.     Plan Year. . . . . . . . . . . . . . . . . . . . . . . . I-4
     1.22.     Qualified Domestic Relations Order . . . . . . . . . . . I-4
     1.23.     Savings Plan . . . . . . . . . . . . . . . . . . . . . . I-6
     1.24.     Surviving Spouse . . . . . . . . . . . . . . . . . . . . I-6
     1.25.     Trust Agreement. . . . . . . . . . . . . . . . . . . . . I-6
     1.26.     Trust Fund . . . . . . . . . . . . . . . . . . . . . . . I-6
     1.27.     Trustee. . . . . . . . . . . . . . . . . . . . . . . . . I-6
     1.28.     Valuation Date . . . . . . . . . . . . . . . . . . . . . I-6

ARTICLE II              ELIGIBILITY AND MEMBERSHIP

     2.01.     Eligibility Requirements . . . . . . . . . . . . . . . .II-1
     2.02.     Membership in the Plan . . . . . . . . . . . . . . . . .II-1
     2.03.     Reemployment . . . . . . . . . . . . . . . . . . . . . .II-1

ARTICLE III    ALLOCATION

     3.01.     Establishment of Accounts. . . . . . . . . . . . . . . III-1
     3.02.     Crediting of Company Contributions . . . . . . . . . . III-1
     3.03.     Allocation of Company Contributions. . . . . . . . . . III-2

ARTICLE IV     CONTRIBUTIONS

     4.01.     Company Contributions. . . . . . . . . . . . . . . . . .IV-1
     4.02.     Member Contributions . . . . . . . . . . . . . . . . . .IV-1

ARTICLE V      VALUATION AND ACCOUNTING

     5.01.     Credits to Bookkeeping Accounts. . . . . . . . . . . . . V-1

ARTICLE VI     DISTRIBUTION

     6.01.     Plan Termination, Death, Permanent and Total
               Disability . . . . . . . . . . . . . . . . . . . . . . .VI-1
     6.02.     Other Separation . . . . . . . . . . . . . . . . . . . .VI-1
     6.03.     Qualified Domestic Relations Order Distributions . . . .VI-1
     6.04.     Form of Distribution . . . . . . . . . . . . . . . . . .VI-2
     6.05.     Federal Income Tax Withholding . . . . . . . . . . . . .VI-2
     6.06.     Discharge of Obligation. . . . . . . . . . . . . . . . .VI-2


ARTICLE VII    ADMINISTRATION

     7.01.     Appointment of Named Fiduciary and Plan Administrator. VII-1
     7.02.     Plan Administrator . . . . . . . . . . . . . . . . . . VII-1
     7.03.     Employee Savings Plan Committee. . . . . . . . . . . . VII-2
     7.05.     Benefit Claims Review Procedure. . . . . . . . . . . . VII-3
     7.06.     Administrative Costs . . . . . . . . . . . . . . . . . VII-4

ARTICLE VIII   AMENDMENT AND TERMINATION OF THE PLAN

     8.01.     Amendment of the Plan. . . . . . . . . . . . . . . . .VIII-1
     8.02.     Termination of the Plan. . . . . . . . . . . . . . . .VIII-1

ARTICLE IX     MERGER AND CONSOLIDATION OF THE PLAN

ARTICLE X      GENERAL PROVISIONS

     10.01.    Return of Company Contributions. . . . . . . . . . . . . X-1
     10.02.    No Guaranty of Employment. . . . . . . . . . . . . . . . X-1
     10.03.    Payments to Minors and Incompetents. . . . . . . . . . . X-1
     10.04.    Non-Alienation of Benefits . . . . . . . . . . . . . . . X-1
     10.05.    Headings and Subheadings . . . . . . . . . . . . . . . . X-2
     10.06.    Use of Masculine and Feminine; Singular and Plural . . . X-2
     10.07.    Unclaimed Benefits . . . . . . . . . . . . . . . . . . . X-2
     10.08.    Beneficiary Designation. . . . . . . . . . . . . . . . . X-2
     10.09.    Errors and Omissions . . . . . . . . . . . . . . . . . . X-3

ARTICLE XI     ADOPTION OF PLAN

                               INTRODUCTION


     The Savings Plan Benefit Restoration Plan for Employees of Tredegar Industries, Inc. was adopted effective October 1, 1993. The purpose of the Plan is to supplement the benefits payable to certain employees under the Savings Plan for the Employees of Tredegar Industries, Inc. by restoring benefits that would be available to such employees but for the application of certain Internal Revenue Code limitations. The Company has determined that the adoption of the Benefit Restoration Plan will assist it in attracting and retaining those employees whose abilities and experience will contribute to its continued success.

     The Company intends for the Benefit Restoration Plan to be an individual account plan within the meaning of section 3(34) of the Employee Retirement Income Security Act of 1974, as amended. The Company further intends for the Plan to be funded through a trust to which Company contributions are deductible. All questions arising in the construction and administration of the Plan must be resolved in a manner that is consistent with that intent.

                                 ARTICLE I

                                DEFINITIONS


1.01. Account means the account or bookkeeping record reflecting a Member's interest in the Plan. A Member may have several Accounts in the Plan.

SEE ALSO Bookkeeping Account and Distribution Account.

1.02. Affiliate means any corporation which, when considered with Tredegar Industries, Inc., would constitute a controlled group of corporations within the meaning of Code section 1563(a), determined without regard to Code sections 1563(a)(4) and 1563(e)(3)(C) or any entity, whether or not incorporated which, when considered with the Tredegar Industries, Inc., would constitute a controlled group in accordance with Code section 414(c) and regulations promulgated thereunder.

1.03. Alternate Payee, for purposes of Plan sections 1.22 and 6.03, means a Member's spouse, former spouse, child, or other dependent who is recognized by a domestic relations order as having a right to receive all or a portion of the benefits payable under the Plan with respect to such Member.

1.04. Beneficiary means the Member's Surviving Spouse unless such spouse has consented or does consent in writing to the Member's election of a different Beneficiary. The spouse's consent must be in writing, must acknowledge the effect of the Member's designation or change in designation, and must be witnessed by a notary public. If spousal consent is not obtained, such Member's Beneficiary shall be his spouse. If the Company is satisfied that spousal consent may not be obtained because the Member has no spouse, because the spouse cannot be located, or because of such other circumstances as applicable regula-tions may prescribe, the Member may name any Beneficiary he desires and from time to time change his designated Beneficiary without such Beneficiary's consent. With the Member's Surviving Spouse's consent, Beneficiary means the person or entity specified by a Member on forms prescribed by the Company for that purpose. If a Member does not designate a Beneficiary or if the designated Beneficiary should predecease the Member or is not in existence on the date of the Member's death, then Beneficiary shall mean the first surviving class of the following successive preference Beneficiaries: The Member's (a) widow or widower; (b) surviving children equally; (c) surviving parents equally; (d) surviving brothers and sisters equally; or (e) the executor(s) or administra-tor(s) of the Member's estate. The preceding sentences to the contrary notwithstanding, Beneficiary means an Alternate Payee to the extent that a Qualified Domestic Relations Order recognizes the Alternate Payee as having a right to receive all or a portion of any benefits payable under the Plan.

1.05.   Board of Directors means the Board of Directors of Tredegar Industries,
Inc.

1.06. Code means the Internal Revenue Code of 1986, as amended. References to specific sections of the Code shall include those sections and any comparable sections of future legislation that modify, amend, supplement, supersede or recodify such sections.

1.07. Committee means the Employee Savings Plan Committee appointed under the Savings Plan as described in Plan section 7.03.

1.08. Company means Tredegar Industries, Inc., and all of its Affiliates, subsidiaries and divisions except for those Affiliates, subsidiaries and divisions whose employees or segments thereof have not been designated to be included in this Plan. Where only a segment of an Affiliate's, subsidiary's or division's employees has been designated for coverage hereunder, "Company" shall apply to such Affiliate, subsidiary or division only as it relates to such entity's employees eligible for coverage. Any action required to be taken by a Company may be taken by the Board of Directors or by the Executive Com-mittee of the Board of Directors.

1.9. Company Contribution means the Company's contribution to a Member's Distribution Account as provided in Plan section 4.01.

1.10. Earnings means for purposes of Plan section 1.14, for any relevant period, an individual's wages, salaries for personal services (such as profes-sional services), and other amounts received from the Company for personal services actually rendered. Earnings include, but are not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, and other amounts permissibly included according to Treasury regulations. Earnings do not include deferred compensation, gain from the exercise of stock options, and distributions that receive special tax benefits and are excluded from the base for computing those statutory limits.

1.11. Employee means any individual who is paid from the Company's payroll and eligible to participate in the Savings Plan, excluding any individual retained by the Company as an independent contractor or consultant or any individual described in Code section 414 (leased employees) and any individual employed by the Company on a temporary or casual basis.

1.12. ERISA means the Employee Retirement Income Security Act of 1974, as amended. References to specific sections of ERISA shall include those sections and any comparable sections of future legislation that modify, amend, supplement, supersede or recodify such sections.

1.13. Family Member means a member of the family of a five-percent owner or of a Highly Compensated Employee in the group consisting of the ten Highly Compensated Employees paid the greatest Earnings from the Company during the Plan Year. For purposes of this section, the term "family" means, with respect to any Employee, such Employee's spouse and lineal ascendants or descendants and the spouse of such lineal ascendants or descendants. Except as otherwise specified in regulations, a Family Member is not considered to be an Employee separate from the Employee whose status under this Plan cause the individual to be a Family Member.

1.14. Highly Compensated refers to an Employee who during the current or immediately preceding Plan Year

     (a)    was at any time a five-percent owner;

     (b) received Earnings from the Company in excess of $75,000 (or such higher dollar limit as the Secretary of the Treasury announces at the same time and in the same manner as the cost-of-living adjustments applicable to the limitations under Code section 415(d)) during that Plan Year;

     (c) received Earnings from the Company in excess of $50,000 (or such higher dollar limit as the Secretary of the Treasury announces at the same time and in the same manner as the cost-of-living adjustments applicable to the limitations under Code section 415(d)) during that Plan Year and was in the top 20% of the Employees in Earnings during that Plan Year; or

     (d) was at any time an officer of the Company and received during that Plan Year Earnings that exceeded 150% of the dollar amount in effect under Code section 415(c)(1)(A).

For purposes of this section, at least one officer of the Company must be treated as a Highly Compensated Employee, regardless of Earnings. If at least three officers meet the Earnings figure, no more than ten percent of the Employees may be treated as such an officer. In no event may the Plan treat more than fifty Employees as such officers. For purposes of this section, Earnings will be determined without regard to Code sections 125, 402(e)(3), 402(h)(1)(B), and in the case of employer contributions made pursuant to a salary reduction agreement, without regard to Code section 403(b). The deter-minations made under this section must be made in conformity with the rules in Code section 414(q) and the related Treasury regulations. According to Code section 414(q)(6)(A)(ii), any Earnings paid to a Family Member (and any applicable contribution or benefits on behalf of such individual) must be treated as if it were paid to (or on behalf of) the relevant Highly Compensated Employee for that Plan Year. If an employee is not described in (b), (c) or
(d) for the preceding year, he shall not be treated as described in (b), (c), or (d) for the current year unless he is a member of the group consisting of the 100 employees of the Company paid the greatest Earnings during the current year.

1.15. Matching Contribution means the Company's Contribution to the Savings Plan on behalf of a Member as described in sections 3.08 and 3.11(d) of the Savings Plan.

1.16. Matching Contribution Account means the portion of a Member's account attributable to Matching Contributions under the Savings Plan as described in section 3.01 of the Savings Plan.

1.17.   Member means an eligible Employee who satisfies the requirements of
Article II.

1.18. Payroll Period means the interval of employment for which a Member's periodic pay checks are normally issued.

1.19. Permanent and Total Disability means the incapacity of an Employee as described in section 1.36 of the Savings Plan.

1.20. Plan means the Savings Plan Benefit Restoration Plan for Employees of Tredegar Industries, Inc.

1.21. Plan Year means the annual period beginning on January 1st and ending on the following December 31st.

1.22. Qualified Domestic Relations Order means a judgment, decree, order or approval of a property settlement agreement, that

     (a) relates to the provision of child support, alimony payments, or marital property rights to an Alternate Payee;

     (b) is made pursuant to a state domestic relations or community property law;

     (c) creates or recognizes the right of an Alternate Payee to receive all or a portion of the benefit payable with respect to the Member under this Plan or that assigns to an Alternate Payee the right to receive all or a portion of the benefits payable to the Member under the Plan;

     (d) clearly specifies (i) the name and last known mailing address (if available) of the Member and the name and mailing address of each Alternate Payee, unless the Company has reason to know the address independently of the order; (ii) the amount or percentage of the Member's benefits to be paid by the Plan to each Alternate Payee or the manner in which such amount or percentage is to be determined; (iii) the number of payments or period to which the order applies; and (iv) the name of the Plan to which the order applies;

     (e) does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan;

     (f)    does not require the Plan to provide increased benefits; and

     (g) does not require the payment of benefits to an Alternate Payee that are required to be paid to another Alternate Payee under another order determined previously to be a Qualified Domestic Relations Order.

     A Qualified Domestic Relations Order may provide for payments to begin as soon as practicable after the date of entry of the order regardless of whether the Member has terminated employment as of that date. If the Member dies before that date, the Alternate Payee is entitled to benefits only if the order requires survivor benefits to be paid. In the case of such order, the amount to be paid to the Alternate Payee is computed using the benefit that would be payable to the Member if he had terminated employment immediately prior to the date such payment is to be made. The payment of benefits with respect to a Member who has not yet terminated employment is not considered to violate the prohibition against providing increased benefits.

1.23. Savings Plan means the Savings Plan for the Employees of Tredegar Industries, Inc., effective July 1, 1989, as now and hereafter amended.

1.24. Surviving Spouse means the person to whom a Member was married on his death.

1.25. Trust Agreement means the Trust Agreement entered into between the Company and a Trustee in conjunction with the Plan.

1.26.   Trust Fund means the assets of the Plan held by the Trustee.

1.27. Trustee means a bank or trust company designated by the Board of Directors.

1.28.   Valuation Date means the last business day of a calendar month.

                                ARTICLE II

                        ELIGIBILITY AND MEMBERSHIP


2.01.   Eligibility Requirements

     (a) Each individual who is a Highly Compensated Employee and a participant in the Savings Plan on October 1, 1993, shall, without further requirement, be a Member of the Plan.

     (b) Each individual who is or becomes a Highly Compensated Employee shall become a Member of the Plan on the date that he becomes a participant in the Savings Plan.

2.02.   Membership in the Plan

     (a) An application to enroll in the Plan is not required, but each Employee and Member must correctly disclose to the Administrator all requested information necessary for the administration of the Plan.

     (b) A Member shall continue to be a Member of the Plan until the date that (i) he is no longer a Highly Compensated Employee, (ii) he is no longer eligible to participate in the Savings Plan and (iii) he is no longer entitled to benefits under the Plan.

2.03.   Reemployment

     A Member who terminates his employment with the Company and its Affiliates and is reemployed as an Employee may become a Member in the Plan immediately upon his reemployment, subject to the provisions of Plan section 2.02.

                                ARTICLE III

                                ALLOCATION


3.01.   Establishment of Accounts

     The Administrator shall establish and maintain a separate Bookkeeping Account and Distribution Account for each Member of the Plan. As required for appropriate record-keeping, the Administrator may establish and name additional Accounts or sub-accounts for each Member.

3.02.   Crediting of Company Contributions

     As soon as practicable after the end of each Payroll Period, the Company shall credit to the Member's Bookkeeping Account an amount equal to the difference between (a) and (b) below:

     (a) The Matching Contribution that would have been allocated to the Member's account under the Savings Plan for the Payroll Period based on the Member's actual Pre-Tax and After-Tax Elections under the Savings Plan for that Payroll Period without regard to the following limitations:

        (1) The limitations imposed by Code section 401(a)(17) on the amount of the Member's Base Pay that may be taken into account under the Savings Plan as provided in section 1.09 of the Savings Plan.

        (2) The limitations imposed by Code sections 401(k) and 401(m) on the Member's Actual Deferral Percentages and Contribution Percentages, respectively, under the Savings Plan as described in sections 3.07 and
     3.11 of the Savings Plan.

        (3) The limitations imposed by Code section 415 on the amount of Annual Additions that may be allocated to the Member's account under the Savings Plan as provided in Article VIII of the Savings Plan.

     (b) The Matching Contributions that are actually allocated to the Member's account under the Savings Plan for the Payroll Period based on his After-Tax and Pre-Tax Contributions made to the Plan for that Payroll Period.

For purposes of this subsection, the terms "Base Pay," "After-Tax
Contributions," "Pre-Tax Contributions" "Actual Deferral Percentages," "Contribution Percentages" and "Annual Additions" shall have the meanings set forth in Article I of the Savings Plan.

3.03.   Allocation of Company Contributions

     Company Contributions made on behalf of a Member shall be allocated to the Member's Distribution Account as soon as practicable after such contributions are made as provided in Article IV.

                                ARTICLE IV

                               CONTRIBUTIONS


4.01.   Company Contributions

     (a) As soon as practicable after a Member's account balance under the Savings Plan is distributed pursuant to section 7.02, 7.03 or 7.04 of the Savings Plan, the Company shall contribute to the Plan on behalf of the Member an amount equal to the balance of his vested Bookkeeping Account, valued as of the Valuation Date coincident with or immediately preceding the date of distribution to the Member or his Beneficiary, as the case may be, under the Savings Plan.

     (b) In the event that the Plan is required to make payments to an Alter-nate Payee pursuant to a Qualified Domestic Relations Order prior to the date that the Member terminates employment, the Company shall contribute to the Plan an amount equal to the value of the Member's vested Bookkeeping Account awarded to the Alternate Payee under the Qualified Domestic Relations Order as of the Valuation Date immediately preceding the date of payment specified in the order. The value of the Member's vested Bookkeeping Account as of the applicable Valuation Date shall be reduced by any amounts contributed by the Company on behalf of the Alternate Payee.

     (c) In the event that the Plan is terminated, the Company shall contrib-ute on behalf of each Member an amount equal to the balance of his Bookkeeping Account valued as of the Valuation Date coincident with or immediately preceding the date the Plan termination becomes effective.

4.02.   Member Contributions

     Members shall not be required or permitted to make contributions to the Plan.

                                 ARTICLE V

                         VALUATION AND ACCOUNTING


5.01.   Credits to Bookkeeping Accounts

     Amounts shall be credited to a Member's Bookkeeping Account in whole and fractional shares of Tredegar Industries, Inc. common stock based on the shares that would have been purchased with such amounts and allocated to the Member's Matching Contribution Account under the Savings Plan. Additional amounts shall be credited to the Member's Bookkeeping Account to the extent that cash dividends paid on such shares of stock would have been reinvested in Tredegar Common Stock Fund under the Savings Plan.


5.02.   Valuation of Bookkeeping Accounts

     (a) Each Member's Bookkeeping Account shall be valued, pursuant to the provisions of Plan section 5.01 as of each Valuation Date, using the fair market value of the investment funds under the Savings Plan as reported in writing by the trustee for the Savings Plan.

     (b) As of each Valuation Date, the value of a Member's Bookkeeping Ac-count shall be adjusted to reflect what would have been its share of income, gains and losses under the Savings Plan based on the investment of Matching Contributions allocated to the Member's account under the Savings Plan. The value of the Member's Bookkeeping Account shall be adjusted to reflect cash dividends that would have been accrued or paid on shares of Tredegar Industries, Inc. common stock credited to such Bookkeeping Account as if held in the Member's Matching Contribution Account under the Savings Plan as well as charges, expenses and realized gains or losses that would have been allocated to such shares of stock under the Savings Plan.

                                ARTICLE VI

                               DISTRIBUTION


6.01.   Plan Termination, Death, Permanent and Total Disability

     In the event of termination of the Savings Plan or a Member's termination of employment by reason of death, Permanent and Total Disability, or retirement, the Plan shall pay the Member or his Beneficiary, as the case may be, the total value of the Member's Distribution Account as of the Valuation Date next follow-ing the date that the Member's account balance under the Savings Plan is dis-tributed pursuant to section 7.02, 7.03 or 7.04 of the Savings Plan.

6.02.   Other Separation

     (a) In the event a Member terminates employment for reasons other than death, retirement, or Permanent and Total Disability, the Plan shall pay the Member the value of his Distribution Account that represents the value of his vested Bookkeeping Account as of the Valuation Date next following the date that such Member receives his vested account balance under the Savings Plan pursuant to Savings Plan section 7.03.
     (b) A Member shall become vested in his Bookkeeping Account at the same time and in the same manner as he becomes vested in his Matching Contribution Account under the terms of the Savings Plan.

     (c) A distribution cannot be made pursuant to this section, if, at the time of the distribution, the Member is again employed by the Company, unless the distribution is by reason of Plan termination.

6.03.   Qualified Domestic Relations Order Distributions

     Despite any other Plan provisions to the contrary, the Administrator must comply with the terms of a Qualified Domestic Relations Order. Payment will be made to the Alternate Payee in the manner specified by the Qualified Domestic Relations Order and as soon as practicable after the payment date specified in the Qualified Domestic Relations Order; provided, however, that in no event shall a distribution pursuant to this section exceed the value of the Member's vested Distribution Account as of the Valuation Date coincident with or immediately preceding the date of distribution. Unless a contrary result is specified by the Qualified Domestic Relations Order, if the amount awarded to the Alternate Payee pursuant to a Qualified Domestic Relations Order does not exceed $3,500 as of the Valuation Date coincident with or immediately preceding the date such amount becomes payable, that amount will be paid to the Alternate Payee from the Member's Distribution Account as soon as practicable following the date the Administrator determines that the domestic relations order is a Qualified Domestic Relations Order.

6.04.   Form of Distribution

     Payment shall be made from the Plan to a Member, Beneficiary or Alternate Payee in single cash sums.

6.05.   Federal Income Tax Withholding

     Members and, if applicable, Beneficiaries shall be provided with proper notice and election forms for the purpose of withholding Federal income tax from distributions from the Plan in accordance with Code section 3405.

6.06.   Discharge of Obligation

     Payment of all or a portion of the value of the Member's Distribution Account under this Article shall discharge the Company's obligation to the Member, his Beneficiary or Alternate Payee with respect to the corresponding value of the Member's vested Bookkeeping Account under the Plan.

                                ARTICLE VII

                              ADMINISTRATION


7.01.   Appointment of Named Fiduciary and Plan Administrator

     Tredegar Industries, Inc., shall be the Administrator and Named Fiduciary of the Plan and shall be responsible for the operation and administration of the Plan except to the extent its duties are allocated to and assumed by persons or entities hereunder.

7.02.   Plan Administrator

     (a) To the extent required by law, the Administrator shall establish a funding policy and method to carry out the objectives of the Plan.

     (b) The Administrator shall prepare such reports at such times and file such reports at such places as may be required by Federal statutes and regulations.

     (c) Upon written request of any Member or Beneficiary eligible to receive benefits under the Plan, the Administrator shall furnish him a copy of the latest updated summary plan description, latest annual report and a copy of the Plan. The Administrator may make a reasonable charge for the costs of furnishing such copies.

     (d) The Administrator shall maintain, on a plan or calendar year basis, employee and other such records as are necessary for the successful operation of the Plan and shall supply such full and timely information for all matters relating to the Plan as the Committee or Trustee may require for the effective discharge of their respective duties.

     (e) The Administrator shall receive all applications for benefits and shall establish rules and procedures to be followed by Members and Beneficiaries in filing such applications and for furnishing and verifying all data which may be required in order to establish their rights to benefits in accordance with the Plan. Upon receipt of an application for benefits, the Administrator shall determine all facts which are necessary to establish the right of an applicant to benefits and the amount thereof. All approved benefits shall be paid at the direction of the Administrator. Such payments shall be made in accordance with the Administrator's written directions setting forth the amount of such payments and the specific manner in which such payments are to be made. In carrying out its duties hereunder, the Administrator shall at all times rely on the construction and specific interpretations of the Plan as determined by the Committee.

7.03.   Employee Savings Plan Committee

     (a) The Employee Savings Plan Committee appointed by, and serving at the pleasure of, the Board of Directors of Tredegar Industries, Inc., pursuant to section 9.03 of the Savings Plan shall have the powers and duties with respect to the Plan as described in this Plan section.

     (b) The Committee shall make such rules and regulations as it deems necessary for operation of the Plan, shall determine all questions arising in the administration, interpretation and application of the Plan, review claims for benefits which have been denied, and shall perform all other functions which may be assigned to it by the Plan or the Administrator. Notwithstanding the powers granted hereunder, the Committee shall have no power to modify in any way any provision of the Plan.

     (c) A member of the Committee who is also a Member of the Plan shall abstain from any action which specifically affects him as a Member of the Plan other than an action which affects all Members of the Plan. In the event of abstention, matters shall be decided by the remaining members of the Committee. Nothing herein shall prevent any member of the Committee who is also a Member of the Plan from receiving any benefit to which he may be entitled, so long as the benefit is computed and paid on a basis that is consistently applied to all other Members. The Committee may engage agents to assist it in its duties, and may consult with counsel, who may be counsel for the Company, with respect to the meaning or construction of this document and its obligations hereunder, or with respect to any action, proceeding, or question of law related thereto.

7.04.   Trustee

     The Board of Directors shall have the power to appoint one or more Trustees, to remove a Trustee at its discretion upon sixty (60) days' written notice unless a shorter period is agreed to, to appoint a successor to any Trustee who has resigned, has been removed, or has ceased to serve for any other reason, and to appoint a co-Trustee with the consent of the Trustee then serving. The Trustee may resign at any time upon sixty (60) days' written notice to the Company unless a shorter period is agreed to. The appointment of any Trustee or co-Trustee shall become effective upon the Trustee's or co-Trustee's acceptance of the appointment in writing. Each Trustee shall hold and invest the assets of the Plan under a Trust established pursuant to a Trust Agreement between the Company and the Trustee. Each Trustee shall further carry out all duties assigned to it by the Plan or the applicable Trust Agreement.

7.05.   Benefit Claims Review Procedure

     (a) Claims for benefits under the Plan may be submitted to the Administrator or such person as the Administrator may designate in writing who shall have the initial responsibility for determining the eligibility of any Member or Beneficiary for benefits. Such claims for benefits shall be made in writing and shall set forth the facts which such Member or Beneficiary believes to be sufficient to entitle him to the benefit claimed. The Administrator may adopt forms for the submission of claims for benefits in which case all claims for benefits shall be filed on such forms.

     (b) Upon receipt of a claim, the Administrator must respond in writing within ninety (90) days. If necessary, the Administrator's first notice must indicate any special circumstances requiring an extension of time for the Administrator's decision. The extension notice must indicate the date by which the Administrator expects to give a decision. An extension of time for processing may not exceed ninety (90) days after the end of the initial ninety
(90) day period.

     (c) If the written claim for a Plan benefit is wholly or partially denied or the claimant has had no response, the claimant or his duly authorized representative, at the sole expense of the claimant, may appeal the denial within sixty (60) days of the date of the denial or the expiration of the time period provided in subsection (b) to the:

        Manager of Employee Benefits
        Tredegar Industries, Inc.
        1100 Boulders Parkway
        Richmond, Virginia  23225

An adverse notice must be written in a manner calculated to be understood by the claimant and must include (i) each reason for denial; (ii) specific references to the pertinent provisions of the Plan or related documents on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why that material or information is needed; and (iv) appropriate information about the steps to be taken if the claimant wishes to submit the claim for review.

     (d)    In pursuing his appeal the claimant or his representative:

        (1) may request in writing that the Employee Savings Plan Committee review the denial;

        (2) may review pertinent documents; and

        (3) may submit issues and comments in writing.

     (e) The decision on review shall be made within sixty (60) days; provided that the sixty (60) day period may be extended for an additional sixty
(60) days by written notice to the claimant setting forth the reasons for the extension. The decision on review shall be made in writing, shall include specific reasons for the decision, shall be written in a manner calculated to be understood by the claimant and shall contain specific references to the pertinent Plan provisions on which the decision is based.

7.06.   Administrative Costs

     All reasonable costs incurred in the administration of the Plan, excluding legal fees and recordkeeping charges, shall be paid from the Trust Fund. No Employee of the Company or an Affiliate shall be entitled to compensation for his services with respect to the Plan other than his normal compensation received as an employee of the Company or an Affiliate, but he shall be entitled to reimbursement for his reasonable expenses incurred in the administration of the Plan.

7.07.   Fiduciary Discretion

     In discharging the duties assigned to it under the Plan, the Committee and each other fiduciary with respect to the Plan has the discretion to interpret the Plan; adopt, amend and rescind rules and regulations pertaining to its duties under the Plan; and to make all other determinations necessary or advisable for the discharge of its duties under the Plan. Each fiduciary's discretionary authority is absolute and exclusive if exercised in a uniform and nondiscriminatory manner with respect to similarly situated individuals. The express grant in the Plan of any specific power to a fiduciary with respect to any duty assigned to it under the Plan must not be construed as limiting any power or authority of the fiduciary to discharge its duties. A fiduciary's decision is final and conclusive unless it is established that the fiduciary's decision constituted an abuse of its discretion.

                               ARTICLE VIII

                   AMENDMENT AND TERMINATION OF THE PLAN

8.01.   Amendment of the Plan

     The Company shall have the right by action of the Board of Directors to modify, alter or amend the Plan in whole or in part to the extent allowed by law; provided that the duties, powers and liabilities of the Trustee shall not be increased without its written consent; provided further that any such action shall not, in any way, adversely affect the benefits of individuals who have terminated their employment under the Plan prior to the effective date of such action, or of their Beneficiaries, nor shall it adversely affect amounts credited to Members prior to the effective date of such action. No amendment, modification or alteration shall have the effect of revesting in the Company any part of the principal or income of the Trust Fund.

8.02.   Termination of the Plan

     The Company expects to continue this Plan indefinitely, but continuance is not assumed as a contractual obligation and the Company reserves the right to terminate the Plan at any time. Upon termination of the Plan, the rights of the then Members in their Bookkeeping Accounts shall be nonforfeitable and as soon as practicable thereafter the Company shall contribute on behalf of each Member an amount equal to the value of his Bookkeeping Account. Each Member shall be entitled to receive the value of his Distribution Account in the manner described in Plan section 6.01.

                                ARTICLE IX

                   MERGER AND CONSOLIDATION OF THE PLAN


     In the event of a merger or consolidation of the Plan with another plan or the transfer of assets or liabilities from the Plan to another plan, the balance in each Member's Account immediately after such event shall be equal to the balance in his Account immediately prior to such event.

                                 ARTICLE X

                            GENERAL PROVISIONS


10.01.  Return of Company Contributions

     This Plan has been created for, where applicable, the exclusive purpose of providing benefits to the Members and their Beneficiaries. The Plan shall be interpreted in a manner consistent with applicable provisions of ERISA. Company contributions to the Plan may be returned to the Company (1) within one year of the date such funds are contributed if the contribution is made by reason of a mistake of fact or (2) to the extent of the disallowance of a tax deduction for such contribution and within one year of such disallowance, if the contribution is conditioned on its deductibility.

10.02.  No Guaranty of Employment

     The Plan shall not be deemed to constitute a contract between the Company and any Member or to be consideration or an inducement for the employment of any Member of the Company. Nothing contained in the Plan shall be deemed to give any Member the right to be retained in the service of the Company or to interfere with the rights of the Company to discharge or to terminate the service of any Member at any time without regard to the effect such discharge or termination may have on any rights under the Plan.

10.03.  Payments to Minors and Incompetents

     If a Member or Beneficiary entitled to receive any benefits hereunder is a minor or is deemed so by the Administrator or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, benefits will be paid to such person as the Administrator might designate. Such payments shall, to the extent made, be deemed a complete discharge of any liability for such payment under the Plan.

10.04.  Non-Alienation of Benefits

     (a) To the extent permitted by law, no benefit payable under the Plan will be subject in any manner to anticipation, assignment, garnishment, or pledge; and any attempt to anticipate, assign, garnish or pledge the same will be void and no such benefits will be made in any manner liable for or subject to the debts, liabilities, engagements or torts of any Members.

     (b) Despite any other Plan provisions to the contrary, the Administrator must comply with the terms of a Qualified Domestic Relations Order. The Plan is not liable for any payments pursuant to a domestic relations order until the Administrator has received the order and determined that it is a Qualified Domestic Relations Order. The Administrator must establish reasonable written procedures for determining the qualified status of a domestic relations order and for administering distributions under a Qualified Domestic Relations Order. The Administrator must promptly notify the Member and each Alternate Payee of the receipt of a domestic relations order and of the procedures for determining its qualified status.

10.05.  Headings and Subheadings

     The headings and subheadings in this Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

10.06.  Use of Masculine and Feminine; Singular and Plural

     In the construction of the Plan the masculine shall include the feminine and the singular the plural in all cases where such meanings are indicated by the context.

10.07.  Unclaimed Benefits

     If the Administrator, or the Trustee with the assistance of the Administrator, cannot make payment of any amount to a Member or Beneficiary within five (5) years after such amount becomes payable because the identity or whereabouts of such individual cannot be ascertained, the Administrator, at the end of such five (5) year period, will direct that the amounts which would have been payable to such Member or Beneficiary be segregated by the Trus-tee and thereafter dealt with according to the laws of the Commonwealth of Virginia relating to abandoned intangible personal property held in a fiduciary capacity.

10.08.  Beneficiary Designation

     At the time of enrollment in the Plan, each Member, with the consent of his spouse pursuant to Plan section 1.04, if applicable, must designate a Beneficiary to receive settlement of his Plan account in the event of his death during employment. A Member, with the consent of his spouse pursuant to Plan section 1.04, if applicable, may, from time to time, change a Beneficiary or Beneficiaries under the Plan. In the event that no designated Beneficiary is surviving at the time of the Member's death, settlement under the Plan will be made as provided in Plan section 1.04.

10.09.  Errors and Omissions

     It shall be the responsibility of those individuals and entities charged with the administration of the Plan to see that it is administered in accordance with its terms so long as it is not in conflict with ERISA. In the event an innocent error or omission is discovered in the operation or administration of the Plan, which in the judgment of the Committee would cost more to correct than is warranted by the error or omission and which in such Committee's judgment did not result in discrimination in operation, in favor of the prohibited group of officers, shareholders, and highly compensated employees, then, to the extent such adjustment will not in such Committee's judgment result in such prohibited group, the Committee deems necessary or desirable to correct the error or omission, including but not limited to the authorization of additional Company contributions designed, in a manner consistent with the goodwill intended to be engendered by the Plan, to put Members in the same rela-tive position they would have been in but for such error or omission.

                                ARTICLE XI

                             ADOPTION OF PLAN


     As evidence of its adoption of the Plan herein constituted, Tredegar Industries, Inc., has caused this instrument to be signed by its duly authorized officer this _____ day of __________, 1993.


                                            TREDEGAR INDUSTRIES, INC.



                                            By ____________________________